UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 16, 2020, the Board of Directors (the “Board”) of Sysco Corporation (the “Company”) named Mr. Aaron E. Alt as Executive Vice President and Chief Financial Officer of the Company, with an expected effective date of December 7, 2020 (the “Effective Date”). Mr. Alt will succeed Mr. Joel T. Grade, who will be transitioning to serve as the Company’s Executive Vice President, Business Development, effective as of the Effective Date.

Mr. Alt, 49, most recently served as Senior Vice President and Chief Financial Officer of Sally Beauty Holdings (“SBH”), an international specialty retailer and distributor of professional beauty supplies, and President of Sally Beauty Supply, the world’s largest retailer of professional beauty supplies, based in Dallas, Texas, since October 2018. Mr. Alt previously served as SBH’s Senior Vice President, Chief Financial Officer and Chief Administrative Officer from May 2018 to October 2018. Prior to his appointment with SBH, Mr. Alt served in various executive leadership roles on increasing responsibility at Target Corporation, an American retailing company and the second-largest discount retailer in the U.S., including Senior Vice President, Operations from March 2017 to May 2018; Senior Vice President Grocery Transformation from January 2016 to March 2017; Chief Executive Officer, Target Canada Co. from January 2015 to May 2018; Senior Vice President, Finance from August 2015 to January 2016; Senior Vice President, Tax and Treasurer from March 2015 to August 2015; Senior Vice President, Business Development, Risk Management, Tax and Treasurer from October 2013 to March 2015; and Senior Vice President, Business Development and Treasurer from September 2012 to October 2013. Prior to joining Target Corporation, Mr. Alt held several senior level positions with Sara Lee Corporation from 2004 to 2012. Mr. Alt was a partner at the law firm of Kirkland & Ellis in London from 2003 to 2004. Mr. Alt holds a J.D. from Harvard Law School, an M.B.A. from J.L. Kellogg School of Management at Northwestern University and a B.A. in History and Political Science from Northwestern University.

Executive Vice President and Chief Financial Officer Compensation Arrangements

In connection with Mr. Alt’s appointment as Executive Vice President and Chief Financial Officer, Mr. Alt entered into a letter agreement with the Company, pursuant to which he will be eligible to receive an annual base salary of $775,000 and will be eligible to receive (i) a target short-term cash incentive opportunity equal to 50% of his annual base salary for the performance period from December 27, 2020 to July 3, 2021, and (ii) annual equity awards in the amounts and on such terms as are determined by the Compensation and Leadership Development Committee of the Board. For the Company’s fiscal year 2021, he will receive an annual equity award under the Company’s fiscal year 2021 long-term incentive program with a grant date fair value equal to 325% of his annual base salary that consists 50% of performance share units, 30% of stock options and 20% of restricted stock units.

In addition, Mr. Alt will receive a one-time cash payment equal to $365,000 (the “sign-on bonus”). The sign-on bonus is primarily intended to compensate Mr. Alt for the forfeiture of his outstanding equity awards issued by his current employer that were scheduled to vest in May 2021, with a portion of the sign-on bonus awarded in lieu of a pro-rated award for the current six-month performance period (i.e., June 28, 2020 to December 26, 2020) under the Company’s short-term incentive program. The after-tax amount of the sign-on bonus must be repaid to the Company if Mr. Alt is terminated for cause or resigns prior to the first anniversary of his start date, and 50% of the after-tax amount of the sign-on bonus must be repaid if he is terminated for cause or resigns on or after the first anniversary but prior to the second anniversary of the start date.

The foregoing description of the terms and conditions of the letter agreement with Mr. Alt, does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Executive Vice President, Business Development Compensation Arrangements

In connection with his appointment as Executive Vice President, Business Development, with respect to fiscal year 2021, Mr. Grade will continue to receive an annual base salary of $690,000 and will continue to be eligible to earn a target annual cash incentive opportunity equal to 125% of his annual base salary.

A copy of the press release issued by the Company on November 17, 2020, is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Exhibits.

Not applicable.

(c)	Exhibits.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated as of November 12, 2020, by and between Aaron E. Alt and Sysco Corporation.

99.1	Press Release dated as of November 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 17, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary